  Exhibit 99.1

SYSTEMAX REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

PORT WASHINGTON, NY, August 6, 2013 – Systemax Inc. (NYSE: SYX) today announced financial results for the second quarter and six months ended June 30, 2013.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
GAAP Results	2013	2012	2013	2012
Net sales	$805.8	$849.2	$1,686.5	$1,762.4
Gross profit	$117.1	$118.0	$239.7	$248.7
Gross margin	14.5%	13.9%	14.2%	14.1%
Operating income (loss) from continuing operations	$(6.8)	$(2.0)	$(15.5)	$8.8
Operating margin from continuing operations	(0.8)%	(0.2)%	(0.9)%	0.5%
Net income (loss)	$(6.1)	$(2.3)	$(12.4)	$4.8
Diluted net income (loss) per share	$(0.16)	$(0.06)	$(0.34)	$0.13
Non-GAAP Results*
Non-recurring and recurring adjustments, net	$4.6	$3.6	$12.6	$6.8
Adjusted operating income (loss)	$(2.2)	$1.6	$(2.9)	$15.6
Adjusted operating margin	(0.3)%	0.2%	(0.2)%	0.9%
Adjusted net income (loss)	$(3.1)	-	$(3.9)	$9.3
Adjusted diluted net income (loss) per share	$(0.08)	$(0.00)	$(0.11)	$0.25
* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.

Second Quarter 2013 Financial Highlights:
•	Consolidated sales declined 5.1% to $805.8 million in U.S. dollars. On a constant currency basis, sales declined 5.0%.
•	Business to business channel sales grew 1.3% to $527.6 million in U.S. dollars. On a constant currency basis, sales grew 1.5%.
•	Consumer channel sales declined 15.3% to $278.2 million in U.S. dollars. On a constant currency basis, sales declined 15.2%.
•	"Same store" business to business sales grew 1.5% and same store consumer sales declined 15.5% on a constant currency basis.
•
GAAP operating income declined to a loss of $6.8 million compared to a loss of $2.0 million last year.  Non-GAAP operating income was a loss of $2.2 million compared to income of $1.6 million last year.

•	GAAP diluted net income per share declined to a loss of $0.16. Non-GAAP diluted net income per share declined to a loss of $0.08.

Six Months 2013 Financial Highlights
•	Consolidated sales declined 4.3% to $1.7 billion in U.S. dollars. On a constant currency basis, sales declined 4.2%.
•	Business to business channel sales grew 1.5% to $1.1 billion in U.S. dollars. On a constant currency basis, sales grew 1.7%.
•	Consumer channel sales declined 12.9% to $615.2 million in U.S. dollars. On a constant currency basis, sales declined 12.9%.
•
GAAP operating income declined to a loss of $15.5 million compared to income of $8.8 million last year. Non-GAAP operating income was a loss of $2.9 million compared to income of $15.6 million last year.

•	GAAP diluted net income per share declined to a loss of $0.34. Non-GAAP diluted net income per share declined to a loss of $0.11.

Richard Leeds, Chairman and Chief Executive Officer, said, "Our consolidated results overall are disappointing, but we are encouraged by the continued strong, profitable growth of our Industrial Products business and the significant year over year reduction in our second quarter adjusted operating loss in our North America Technology business, which provides evidence that our performance improvement strategies in that business are beginning to take hold.  The sales performance of our European Technology Products business was disappointing on an overall basis and in several geographies, including the United Kingdom, we underperformed the market.  Although we expanded our sales teams in a number of markets, the productivity of these new agents has been ramping up slower than anticipated and contributed to the soft results."

"We continue to execute on a number of efforts to improve our performance across the business.  These include the following initiatives:

•
North American & European Technology Restructuring: In the recent months we have closed three retail stores; one in the second quarter, and two more in July.  Furthermore, we have decided to close an additional retail store in Chicago which should be closed within August.  We continually evaluate the performance of our retail store operations and will take actions as necessary.  Additionally, our new European shared services facility started initial operations during the second quarter.  We are pleased with the early results and yesterday our board of directors approved the expansion of the support functions the center will provide to certain of our European businesses beyond what we originally projected last year.  During the second quarter, one-time exit, severance and startup costs for the retail store closings and shared service center were $2.7 million, and we currently anticipate that additional one-time exit, severance and startup costs will aggregate between $19 and $20 million, pretax, during the second half of 2013 and through the end of 2014.

•
Global Industrial Marketplace: We have recently launched a new B2B marketplace on the GlobalIndustrial.com website.  This new business expands our SKU and category offering to our customers in a business model where the company will earn a commission from sales of products from third party vendors to customers of Global Industrial," Leeds continued.

"We clearly have more work to do to strengthen our overall performance and return to profitability, which is our primary focus.  The proactive steps we have taken to strengthen our competitive position, drive operating efficiencies and reduce costs are ongoing.  We are pursuing our growth strategy which includes a number of opportunities in our B2B businesses.  With a strong balance sheet and cash of $138 million, we remain well positioned to continue to execute on our strategic plan and drive our operating performance," Leeds concluded.

At the end of the second quarter of 2013, the Company had working capital of $347.2 million, cash and cash equivalents of $138.6 million, and availability under its credit facility of $104.9 million.  Short and long-term debt totaled approximately $6.8 million at June 30, 2013.

Earnings Conference Call Details

Systemax Inc. will host a teleconference to comment on second quarter 2013 results today, August 6, 2013 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company's website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.

Systemax Inc. (http://www.systemax.com), a Fortune 1000 company, sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-Commerce websites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. The primary brands are TigerDirect, Global Industrial, MISCO and Inmac Wstore.

Forward-Looking Statements

This press release contains forward-looking statements about the Company's performance.  These statements are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume and margins, (b) economic conditions and exchange rates, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company's management information systems, and  (h) unanticipated legal and administrative proceedings.  Please refer to "Risk Factors" and the Forward Looking Statements sections contained in the Company's Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com
- ### -

Supplemental Channel Sales, Product Category and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended June 30,					Six Months Ended June 30,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Business to Business[1]	$527.6	65.5%	1.3%	$520.7	61.3%	$1,071.3	63.5%	1.5%	$1,055.7	59.9%
Consumer [2]	$278.2	34.5%	(15.3)%	$328.5	38.7%	$615.2	36.5%	(12.9)%	$706.7	40.1%
Consolidated Sales	$805.8	100%	(5.1)%	$849.2	100%	$1,686.5	100%	(4.3)%	$1,762.4	100%

* Certain prior year results have been reclassified to match current year presentation.
1 Includes sales from managed business relationships, including outbound call centers and extranets, and the entire Industrial
   Products and Corporate segments
2 Includes sales from retail stores, consumer websites, inbound call centers and television shopping

Supplemental "Same Store" Channel Growth[1] – Q2 2013 vs. Q2 2012
Channel	Change
Business to Business	1.5%
Consumer	(15.5)%
Consolidated Sales	(5.1)%

1 Excludes revenue at retail stores, websites and call centers operating for less than 14 full months as of the beginning of the current comparison period and computed on a constant currency basis.  The method of calculating comparable store and channel sales varies across the retail and direct marketing industry.  As a result, Systemax's method of calculating comparable sales may not be the same as other companies' methods.

Supplemental Product Category Sales Summary (in millions)
Product Category	Quarter Ended June 30,					Six Months Ended June 30,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Computers	$237.4	29.5%	(0.4)%	$238.3	28.1%	$512.5	30.4%	2.6%	$499.7	28.3%
Computer Accessories & Software	$217.7	27.0%	(8.3)%	$237.5	28.0%	$456.7	27.1%	(8.1)%	$496.9	28.2%
Industrial Products	$118.6	14.7%	15.3%	$102.9	12.1%	$224.2	13.3%	16.0%	$193.2	11.0%
Consumer Electronics	$117.9	14.6%	(20.2)%	$147.7	17.4%	$253.3	15.0%	(19.4)%	$314.3	17.8%
Computer Components	$90.8	11.3%	(8.7)%	$99.5	11.7%	$193.8	11.5%	(6.7)%	$207.8	11.8%
Other	$23.4	2.9%	0.4%	$23.3	2.7%	$46.0	2.7%	(8.9)%	$50.5	2.9%
Consolidated Sales	$805.8	100%	(5.1)%	$849.2	100%	$1,686.5	100%	(4.3)%	$1,762.4	100%

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended June 30,					Six Months Ended June 30,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Technology Products	$685.8	85.1%	(8.0)%	$745.2	87.8%	$1,459.3	86.5%	(6.9)%	$1,566.8	88.9%
Industrial Products	$118.6	14.7%	15.3%	$102.9	12.1%	$224.2	13.3%	16.0%	$193.2	11.0%
Corporate and Other	$1.4	0.2%	27.3%	$1.1	0.1%	$3.0	0.2%	25.0%	$2.4	0.1%
Consolidated Sales	$805.8	100%	(5.1)%	$849.2	100%	$1,686.5	100%	(4.3)%	$1,762.4	100%

Supplemental Business Unit GAAP Operating Income (Loss) Summary (in millions)
Business Unit	Quarter Ended June 30,				Six Months Ended June 30,
	2013	Margin	2012	Margin	2013	Margin	2012	Margin
Technology Products	$(12.2)	(1.8)%	$(3.4)	(0.5)%	$(23.5)	(1.6)%	$5.4	0.3%
Industrial Products	$11.1	9.4%	$6.7	6.5%	$19.6	8.7%	$15.0	7.8%
Corporate and Other	$(5.7)	NM	$(5.3)	NM	$(11.6)	NM	$(11.6)	NM
Consolidated Operating Income (Loss)	$(6.8)	(0.8)%	$(2.0)	(0.2)%	$(15.5)	(0.9)%	$8.8	0.5%

Non-GAAP Operating Income (Loss)*
Technology Products	$(7.9)	(1.2)%	$(2.3)	(0.3)%	$(12.0)	(0.8)%	$8.8	0.6%
Industrial Products	$11.1	9.4%	$8.8	8.6%	$20.0	8.9%	$17.5	9.1%
Corporate and Other	$(5.4)	NM	$(4.9)	NM	$(10.9)	NM	$(10.7)	NM
Consolidated Operating Income (Loss)	$(2.2)	(0.3)%	$1.6	0.2%	$(2.9)	(0.2)%	$15.6	0.9%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended June 30*		Six Months Ended June 30*
	2013	2012	2013	2012
Net sales	$805.8	$849.2	$1,686.5	$1,762.4
Cost of sales	688.7	731.2	1,446.8	1,513.7
Gross profit	117.1	118.0	239.7	248.7
Gross margin	14.5%	13.9%	14.2%	14.1%
Selling, general and administrative expenses	120.0	117.8	244.5	235.8
Special charges, net	3.9	2.2	10.7	4.1
Operating income (loss) from continuing operations	(6.8)	(2.0)	(15.5)	8.8
Operating margin	(0.8)%	(0.2)%	(0.9)%	0.5%
Interest and other (income) expense, net	0.3	1.6	0.8	1.6
Income (loss) from continuing operations before income taxes	(7.1)	(3.6)	(16.3)	7.2
(Benefit from) provision for income taxes	(1.0)	(1.3)	(3.9)	2.2
Effective tax rate	14.1%	36.1%	23.9%	30.6%
Income (loss) from continuing operations	(6.1)	(2.3)	(12.4)	5.0
Discontinued operations	-	-	-	(0.2)
Net income (loss)	$(6.1)	$(2.3)	$(12.4)	$4.8
Net margin	(0.8)%	(0.3)%	(0.7)%	0.3%

Net income (loss) per common share:
Basic	$(0.16)	$(0.06)	$(0.34)	$0.13
Diluted	$(0.16)	$(0.06)	$(0.34)	$0.13

Weighted average common and common equivalent shares:
Basic	37.0	36.9	37.0	36.9
Diluted	37.0	36.9	37.0	37.0

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on June 29, 2013. The second quarters of both 2013 and 2012 included 13 weeks.

SYSTEMAX INC. Condensed Consolidated Balance Sheets - Unaudited (In millions)

	June 30*	December 31*
	2013	2012

Current assets:
Cash and cash equivalents	$138.6	$150.7
Accounts receivable, net	280.1	297.4
Inventories	291.7	367.2
Prepaid expenses and other current assets	41.5	37.1
Total current assets	751.9	852.4
Property, plant and equipment, net	60.4	63.0
Goodwill, intangibles and other assets	44.5	46.9
Total assets	$856.8	$962.3

Current liabilities:
Short-term debt	$2.6	$2.8
Accounts payable and accrued expenses	402.1	488.8
Total current liabilities	404.7	491.6
Long-term debt	4.2	5.3
Other liabilities	20.3	19.1
Shareholders' equity	427.6	446.3
Total liabilities and shareholders' equity	$856.8	$962.3

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on June 29, 2013. The second quarters of both 2013 and 2012 included 13 weeks.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (loss) to Non-GAAP Operating Income (loss) - Unaudited
(In millions)

	Quarter Ended		Six Months Ended
	June 30*		June 30*
	2013	2012	2013	2012
Technology Products	$(12.2)	$(3.4)	$(23.5)	$5.4
Industrial Products	11.1	6.7	19.6	15.0
Corporate And Other	(5.7)	(5.3)	(11.6)	(11.6)
GAAP Operating income (loss)	(6.8)	(2.0)	(15.5)	8.8
Non-GAAP adjustments:
Technology Products:
Severance and other reorganization related charges(1)	3.8	0.1	10.4	1.2
Litigation costs (2)	0.2	0.3	0.3	0.8
Stock based compensation	0.0	0.5	0.3	0.9
Intangible asset amortization	0.3	0.2	0.5	0.5
Total Non-GAAP Adj. Technology Products	4.3	1.1	11.5	3.4
Industrial Products:
New facility startup costs (3)	(0.1)	1.9	(0.0)	2.2
Stock based compensation	0.1	0.2	0.4	0.3
Total Non-GAAP Adj. Industrial Products	(0.0)	2.1	0.4	2.5
Corporate and Other:
Stock based compensation	0.3	0.4	0.7	0.9

Technology Products	(7.9)	(2.3)	(12.0)	8.8
Industrial Products	11.1	8.8	20.0	17.5
Corporate And Other	(5.4)	(4.9)	(10.9)	(10.7)
Non-GAAP Operating income (loss)*	$(2.2)	$1.6	$(2.9)	$15.6

(1) Second quarter 2013 includes costs associated with the planned closure of underperforming retail stores of $1.5M, additional costs associated with the exit of our PC Manufacturing business of $0.8M, start up costs related to the opening of a shared service center for our European Technology business of $1.1M, and other severance and reorganization related charges.

(2) Includes legal costs related to the investigations of former officers and employees, net.
(3) Includes the costs related to the closing and relocation of one of our smaller distribution centers to a new, significantly larger distribution center and call center for our Industrial Products business.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income (loss) – Unaudited
(In millions)
	Quarter Ended		Six Months Ended
	June 30*		June 30*
	2013	2012	2013	2012
Net income (loss)	$(6.1)	$(2.3)	$(12.4)	$4.8
Non-GAAP adjustments:
Non-recurring
Severance and other reorganization related charges (1)	3.8	0.1	10.4	1.2
New facility startup costs (2)	(0.1)	1.9	0.0	2.2
Litigation costs (3)	0.2	0.3	0.3	0.8
Income tax effect (4)	(1.4)	(0.8)	(3.5)	(1.4)
Total non- recurring adjustments, net of tax	2.5	1.5	7.2	2.8
Recurring
Stock based compensation	0.4	1.1	1.4	2.1
Intangible asset amortization	0.3	0.2	0.5	0.5
Income tax effect(4)	(0.2)	(0.5)	(0.6)	(0.9)
Total recurring adjustments	0.5	0.8	1.3	1.7

Non-GAAP net income*	$(3.1)	$0.0	$(3.9)	$9.3

Diluted earnings per share	$(0.16)	$(0.06)	$(0.34)	$0.13
Non-GAAP Diluted earnings per share*	$(0.08)	$0.00	$(0.11)	$0.25

(1)Second quarter 2013 includes costs associated with the planned closure of underperforming retail stores of $1.5M, additional costs associated with the exit of our PC Manufacturing business of $0.8M, start up costs related to the opening of a shared service center for our European Technology business of $1.1M, and other severance and reorganization related charges.
(2)Includes costs associated with the movement of a distribution center in our Industrial Products Group to New Jersey.

(3)Includes legal costs related to the investigations of former officers and employees, net.
(4)Effective tax rates of 35% (normalized) and 36% are used in second quarter 2013 and 2012 respectively. For the six month  period ended June 2013 and 2012 effective tax rates of 33% (normalized) and 34% are used, respectively.